                                                           Exhibit No. EX-99.p.4

                             LORD, ABBETT & CO. LLC
                           LORD ABBETT DISTRIBUTOR LLC
                            (together, "Lord Abbett")
                                       AND
                    LORD ABBETT FAMILY OF FUNDS (the "Funds")

                                 CODE OF ETHICS

I.   Standards of Business Conduct and Ethical Principles

     Lord  Abbett's  focus on honesty and  integrity has been a critical part of its culture since the firm's  founding in 1929.  Lord Abbett is a fiduciary to the Funds and to its other clients.  In  recognition of these  fiduciary obligations,  the personal investment activities of any officer,  director, trustee or  employee of the Funds or any partner or employee of Lord Abbett
     will  be  governed  by  the  following  general  principles:   (1)  Covered
     Persons(1)  have a duty at all times to place first the  interests  of Fund shareholders  and, in the case of  employees  and  partners of Lord Abbett, beneficiaries  of managed  accounts;  (2) all  securities  transactions  by
     Covered Persons shall be conducted  consistent with this Code and in such a manner as to avoid any actual or  potential  conflict  of  interest  or any abuse of an individual's position of trust and responsibility;  (3) Covered
     Persons  should not take  inappropriate  advantage of their  positions with
     Lord Abbett or the Funds;  (4) Covered Persons must comply with the Federal
     Securities  Laws;  and (5)  Covered  Persons are  required to maintain  all internally distributed and/or proprietary information as confidential; this information  should not be disclosed or discussed  with people outside Lord
     Abbett.

II.  Specific Prohibitions

     No person covered by this Code,  shall purchase or sell a security,  except an Excepted Security, if there has been a determination to purchase or sell such  security  for a Fund (or,  in the case of any  employee or partner of
     Lord Abbett,  for another client of Lord Abbett),  or if such a purchase or sale is under  consideration  for a Fund (or, in the case of an employee or partner of Lord Abbett,  for another  client of Lord Abbett),  nor may such person have any dealings in a security that he may not purchase or sell for any other  account in which he has  Beneficial  Ownership,  or disclose the information to anyone, until such purchase, sale or contemplated action has either been completed or abandoned.

______________________________
(1) See Definitions in Section IX

III. Obtaining Advance Approval

     Except  as  provided  in  Sections  V and VI of  this  Code,  all  proposed transactions  in  securities  (privately  or  publicly  owned)  by  Covered
     Persons,   except   transactions   in  Excepted   Securities  and  Excepted
     Transactions,  should be approved  consistent  with the  provisions of this
     Code.  In order to obtain  approval,  the  Covered  Person  must send their request to the Legal Department. The approval request form and instructions for  completing  the form  can be found  under  "Legal  Department/Code  of
     Ethics" in the Public  Folders on your  computer.  After  approval has been obtained,  the Covered  Person may act on it within the two  business  days following the date of approval,  unless he sooner learns of a  contemplated action by Lord Abbett. After the two business days, or upon hearing of such contemplated action, a new approval must be obtained.

     Furthermore, in addition to the above requirements,  partners and employees directly  involved  must  disclose  information  they may  have  concerning securities  they may want to purchase or sell to any portfolio  manager who might be interested in the securities for the portfolios they manage.

IV.  Reporting and Certification Requirements; Brokerage Confirmations

     (1)  Except as provided  in Sections V and VI of this Code,  within 30 days following  the end of each calendar  quarter each Covered  Person must file with Lord Abbett's  Chief  Compliance  Officer a signed  Personal
          Securities  Transaction  Reporting  Form.  The form must be signed and filed whether or not any security  transaction  has been effected.  If any  transaction  has been effected during the quarter for the Covered
          Person's  account  or for any  account  in which  he has a  direct  or indirect Beneficial Ownership, it must be reported. Excepted from this reporting  requirement are transactions  effected in any accounts over which  the  Covered  Person  has no direct or  indirect  influence  or control (a "Fully  Discretionary  Account,"  as defined in Section VI)
          and  transactions in Excepted  Securities.  Securities  acquired in an
          Excepted  Transaction  should  be  reported,  except  that  securities acquired  through  an  automatic  investment  plan  do not  need to be reported,  unless any transaction is outside the pre-set schedule or a pre-existing allocation. Lord Abbett's Chief Compliance Officer and/or persons  under his  direction  are  responsible  for  reviewing  these transactions and must bring any apparent violation to the attention of
          Lord Abbett's General  Counsel.  The Personal  Securities  Transaction
          Reporting  Form of the Chief  Compliance  Officer shall be reviewed by the General Counsel.

     (2)  Each  employee  and partner of Lord Abbett will upon  commencement  of employment  (within 10  business  days)  (the  "Initial  Report")  and annually  thereafter  (the  "Annual  Report")  disclose  all  personal securities  holdings and annually certify that: (i) they have read and understand this Code and recognize they are subject  hereto;  and (ii)
          they have complied with the requirements of this Code and disclosed or reported  all  securities  transactions  required to be  disclosed  or reported pursuant to the requirements of this Code.  Security holdings information  for the  Initial  Report  and the Annual  Report  must be current  as of a date not more than 45 days  prior to the date of that
          Report.  Securities  holdings of Lord Abbett  Mutual  Funds  purchased directly  from the Fund or  purchased  through the Lord Abbett  401(k)
          Retirement  Plan  are  not  required  to  be  disclosed.  Lord  Abbett employees and partners  must  disclose  holdings of Lord Abbett Mutual
          Funds  purchased  through  a  broker/dealer  other  than  Lord  Abbett
          Distributor LLC.

     (3)  Each  employee  and partner of Lord  Abbett will direct his  brokerage firms  to send  copies  of all  trade  confirmations  and all  monthly statements directly to the Legal Department.

     (4)  Each employee and partner of Lord Abbett who has a Fully-Discretionary
          Account shall disclose all pertinent  facts  regarding such Account to
          Lord  Abbett's  Chief   Compliance   Officer  upon   commencement   of
          employment.  Each such employee or partner shall  thereafter  annually certify  on the  prescribed  form  that he or she has not and will not exercise  any  direct  or  indirect  influence  or  control  over such
          Account, and has not discussed any potential investment decisions with such independent  fiduciary in advance of any such transactions.  Such
          independent   fiduciary   shall   confirm   initially,   and  annually
          thereafter,  the  accuracy  of the facts as stated by the Lord  Abbett employee or partner.

V.   Special  Provisions  Applicable  to Outside  Directors  and Trustees of the
     Funds

     The primary function of the Outside  Directors and Trustees of the Funds is
     to set policy and monitor the management performance of the Funds' officers and employees and the partners and employees of Lord Abbett involved in the management of the Funds.  Although they receive  information after the fact as to portfolio  transactions by the Funds,  Outside Directors and Trustees are not given advance information as to the Funds' contemplated  investment transactions.

     An Outside  Director or Trustee  wishing to  purchase or sell any  security will therefore  generally not be required to obtain advance approval of his security transactions. If, however, during discussions at Board meetings or otherwise  an Outside  Director or Trustee  should  learn in advance of the
     Funds'  current  or  contemplated  investment  transactions,  then  advance approval of  transactions in the securities of such  company(ies)  shall be required  for a period of 30 days from the date of such Board  meeting.  In addition,  an Outside  Director or Trustee can  voluntarily  obtain advance approval of any security transaction or transactions at any time.

     No report  described  in  Section  IV (1) will be  required  of an  Outside
     Director or Trustee unless he knew, or in the ordinary course of fulfilling his official duties as a director or trustee should have known, at the time of his  transaction,  that during the 15-day period  immediately  before or after the date of the transaction (i.e., a total of 30 days) by the Outside
     Director or Trustee such security was or was to be purchased or sold by any of the Funds or such a purchase  or sale was or was to be  considered  by a
     Fund. If he makes any transaction  requiring such a report,  he must report all securities  transactions effected during the quarter for his account or for any account in which he has a direct or indirect  Beneficial  Ownership interest and over which he has any direct or indirect influence or control.
     Each Outside  Director and Trustee will direct his  brokerage  firm to send copies  of all  confirmations  of  securities  transactions  to  the  Legal
     Department,  and annually  make the  certification  required  under Section
     IV(2)(i)  and  (ii).  Outside  Directors'  and  Trustees'  transactions  in
     Excepted Securities are excepted from the provisions of this Code.

     It shall be  prohibited  for an  Outside  Director  or  Trustee to trade on material  non-public  information.  Prior to accepting an  appointment as a director of any public company,  an Outside Director or Trustee will advise
     Lord  Abbett  and  discuss  with Lord  Abbett's  Managing  Partner  whether accepting  such  appointment  creates  any  conflict  of  interest or other issues.

     If an Outside Director or Trustee,  who is a director or an employee of, or consultant  to,  a  company,  receives  a  grant  of  options  to  purchase securities in that company (or an  affiliate),  neither the receipt of such options,  nor  the  exercise  of  those  options  and  the  receipt  of the underlying security,  requires advance approval from Lord Abbett.  Further, neither  the receipt  nor the  exercise of such  options and receipt of the underlying security is reportable by such Outside Director or Trustee.

VI.  Additional Requirements relating to Partners and Employees of Lord Abbett

     It shall be prohibited for any partner or employee of Lord Abbett:

     (1)  To obtain or accept  favors or  preferential  treatment of any kind or gift or other  thing  (other  than an  occasional  meal or ticket to a sporting  event or  theatre,  or  comparable  entertainment,  which is neither so  frequent  nor so  extensive  as to raise any  question  of propriety)  having a value of more than $100 from any person or entity that does business with or on behalf of the Funds; provided,  however, that a partner  or  employee,  acting on behalf of Lord,  Abbett & Co.
          LLC, may give one or more gifts individually or collectively valued at more than $100 to an investment advisory client (but in no event to an investor in shares of the Funds) in order to commemorate the length of the  client's  relationship  with Lord  Abbett,  if such  gift(s)  are approved by Lord Abbett's Managing Partner or the partner  responsible for  the  Institutional  Marketing  Department  and by  Lord  Abbett's
          General   Counsel.   For   additional   information   on   gifts   and
          entertainment,  please refer to Lord Abbett's Gifts and  Entertainment
          Policy and Procedures;

     (2)  to trade on  material  non-public  information  or  otherwise  fail to comply with the Firm's  Statement of Policy and  Procedures on Receipt
          and Use of Inside Information adopted pursuant to Section 15(f) of the
          Securities  Exchange  Act of 1934 and Section  204A of the  Investment
          Advisers  Act of 1940.  For  additional  information  regarding  these
          policies  and  procedures,   please  refer  to  Lord  Abbett's  inside
          information policy;

     (3)  to trade in options  with  respect to  securities  covered  under this
          Code;

     (4)  to profit in the purchase and sale, or sale and purchase,  of the same
          (or  equivalent)  securities  within 60  calendar  days  (any  profits
          realized  on  such  short-term   trades  shall  be  disgorged  to  the
          appropriate Fund or as otherwise determined);

     (5)  to trade in futures or options  on  commodities,  currencies  or other financial  instruments,  although the Firm  reserves the right to make rare exceptions in unusual  circumstances  which have been approved by the Firm in advance;

     (6)  to engage in short sales or purchase securities on margin;

     (7)  to buy or sell any security within seven business days before or after any Fund (or other Lord Abbett  client)  trades in that  security (any profits  realized on trades  within the  proscribed  periods  shall be
          disgorged  to  the  Fund  (or  the  other   client)  or  as  otherwise
          determined);

     (8)  to  subscribe to new or secondary  public  offerings,  even though the offering  is not one in  which  the  Funds or Lord  Abbett's  advisory accounts are interested;

     (9)  to become a  director  of any  company  without  Lord  Abbett's  prior consent and implementation of appropriate safeguards against conflicts of interest;

     (10) to engage in market timing activities with respect to the Funds;

     (11) to purchase any security of a company that has a market capitalization at the time of purchase below $3 billion; or

     (12) to participate in an outside  business  activity without Lord Abbett's prior consent.

     Any purchase of a Fund (other than Lord Abbett U.S. Government & Government
     Sponsored  Enterprises  Money Market Fund) by a partner or employee of Lord
     Abbett  (whether with respect to the Lord Abbett 401(k)  Retirement Plan or in any other  account)  must be held for a minimum of 60 days.  This 60-day minimum  holding  period also  applies to any other  mutual fund advised or
     sub-advised  by  Lord  Abbett.   Any  request  for  an  exception  to  this
     requirement  must be  approved  in  writing  in  advance  by Lord  Abbett's
     Managing  Partner and its General  Counsel  (or by their  designees).  Lord
     Abbett shall  promptly  report to the Funds' Boards any approved  exception request to this minimum holding period.

     In connection  with any partner's or employee's  request for approval of an
     acquisition   of  any  securities  in  a  private   placement,   the  Legal
     Department's  consideration  of the request will take into  account,  among other factors,  whether the investment  opportunity  should be reserved for any of the Funds and their  shareholders  (or other clients of Lord Abbett)
     and whether the opportunity is being offered to the individual by virtue of the  individual's  position with Lord Abbett or the Funds.  An individual's investment in privately-placed securities will be disclosed to the Managing
     Partner of Lord Abbett if such individual is involved in  consideration  of an investment by a Fund (or other client) in the issuer of such securities.
     In such circumstances,  the Fund's (or other client's) decision to purchase securities of the issuer will be subject to independent review by personnel with no personal interest in the issuer.

     If a spouse of a partner or employee of Lord Abbett who is a director or an employee of, or a consultant to, a company,  receives a grant of options to purchase securities in that company (or an affiliate),  neither the receipt nor the  exercise of those  options  requires  advance  approval  from Lord
     Abbett or reporting.  Any subsequent  sale of the security  acquired by the option  exercise by that spouse  would  require  advance  approval and is a reportable transaction.

     Advance  approval  is not  required  for  transactions  in any account of a
     Covered person if the Covered Person has no direct or indirect influence or control with respect to transactions in the account (a "Fully-Discretionary
     Account").  A Covered  Person will be deemed to have "no direct or indirect influence or control"  over an account only if: (i)  investment  discretion for the account has been  delegated to an  independent  fiduciary  and such investment  discretion  is not shared with the  employee;  (ii) the Covered
     Person certifies in writing that he or she has not and will not discuss any potential investment  decisions with such independent  fiduciary before any transaction;  (iii) the  independent  fiduciary  confirms  in  writing  the representations by the Covered Person regarding the Covered Person's having no direct or indirect  influence or control over the  account;(2)  and (iv)
     the Chief Compliance Officer of Lord Abbett has determined that the account satisfies these requirements.  Annually thereafter,  the Covered Person and the independent fiduciary shall certify in writing that the representations
     of  subparagraphs   (ii)  and  (iii)  of  this  paragraph  remain  correct.
     Transactions in  Fully-Discretionary  Accounts by an employee or partner of
     Lord Abbett are not subject to the  post-trade  reporting  requirements  of this Code.

VII. Enforcement and Reporting of Violations

     The  General  Counsel for Lord Abbett and Lord  Abbett's  Chief  Compliance
     Officer are charged with the responsibility of enforcing this Code, and may appoint one or more employees to aid them in carrying out their enforcement responsibilities.  The Chief Compliance Officer shall implement a procedure to monitor  compliance with this Code through an ongoing review of personal trading records provided under this Code against  transactions in the Funds and  managed  portfolios.  Any  violation  of this Code of  Ethics  must be reported  promptly to Lord Abbett's Chief  Compliance  Officer,  or, in his
     absence,  to Lord Abbett's  General Counsel.  The Chief Compliance  Officer
     shall bring to the  attention of the Funds' Audit  Committees  any apparent violations of this Code, and the action which has been taken by Lord Abbett as a result  of such  violation,  and the  Funds'  Audit  Committees  shall consider what additional action, if any, is appropriate.  The record of any violation of this Code and any action taken as a result thereof,  which may include  suspension or removal of the violator from his position,  shall be made a part of the permanent  records of the Audit Committees of the Funds.
     Lord Abbett  shall  provide  each  employee and partner with a copy of this
     Code,  and of any  amendments  to the Code,  and each  employee and partner shall  acknowledge,  in  writing,  his or her  receipt  of the Code and any amendment,  which may be provided  electronically.  Lord  Abbett's  General
     Counsel  shall  prepare an Annual  Issues and  Certification  Report to the directors  or  trustees  of the Funds  that (a)  summarizes  Lord  Abbett's procedures concerning personal investing, including the procedures followed by Lord Abbett in determining  whether to give approvals  under Section III and the  procedures  followed by the  Compliance  and Legal  Departments in determining  whether  any  Funds  have  determined  to  purchase  or sell a security or are  considering  such a purchase  or sale,  and any changes in those  procedures  during the past year,  and certifies to the directors or
     trustees  that  the  procedures   are   reasonably   necessary  to  prevent
     violations,  and (b) identifies any recommended changes in the restrictions imposed by this Code or in such procedures with respect to the Code and any changes to the Code based upon experience with the Code,  evolving industry practices or developments in the regulatory environment, and (c) summarizes any apparent  violations  of this Code over the past year and any sanctions imposed by Lord  Abbett in  response  to those  violations,  including  any additional  action  taken by the Audit  Committee of each of the Funds with respect to any such violation.

___________________________
(2) Certain  accounts  managed by third parties that are  registered  investment
advisers,   such  as  separately  managed  accounts  in  programs  sponsored  by broker-dealers  (SMAs),  will not be  subject  to the  requirement  of a written verification by the independent fiduciary. For such accounts, the Covered Person will  continue to be required to certify  annually in writing that he or she has not and will not discuss  potential  investment  decisions with the  independent fiduciary.

     The Audit  Committee  of each of the Funds and the General  Counsel of Lord
     Abbett may determine in  particular  cases that a proposed  transaction  or proposed series of  transactions  does not conflict with the policy of this
     Code and exempt such transaction or series of transactions from one or more provisions of this Code.

VIII. Whistleblower Procedures

     Any Lord  Abbett  employee  may  report,  either  verbally  or in  writing, complaints and any other concerns  regarding  instances of corporate fraud, internal  controls,  violations of law or unethical  business  conduct on a confidential basis to Diane Tornejal, Partner, Human Resources.  Complaints
     and concerns  related to the above items may be reviewed with Lord Abbett's
     Managing  Partner  or General  Counsel  and may be  disclosed  to the Audit
     Committees of the Funds.  Confidentiality  will be maintained to the extent possible to conduct an appropriate review.

     Any  Lord  Abbett  employee  who  makes a good  faith  report  of the  type described above will not be discharged,  suspended, harassed, or retaliated against as a result of submitting such complaint or concern.

IX.  Definitions

     "Covered Person" means any officer, director, trustee, director or employee of any of the Funds and any partner or employee of Lord  Abbett.  (See also definition of "Beneficial Ownership.")

     "Excepted  Securities"  are  bankers'  acceptances,  bank  certificates  of
     deposit,   commercial  paper,  and  other  high  quality   short-term  debt
     instruments, including repurchase agreements, shares of money market funds, shares of other U.S. registered  open-end investment  companies (other than the Lord  Abbett  Funds or other  funds for which Lord  Abbett  acts as the investment  adviser  or  sub-adviser)  and direct  obligations  of the U.S.
     Government.  Transactions  in  Excepted  Securities  do not  require  prior approval or  reporting.  Please note that shares of  closed-end  investment companies,  exchange  traded  unit-investment  trusts ("UITs") and exchange traded funds ("ETFs") are all treated as common stock under the Code.  Also please  note  that the  exception  for other  mutual  funds  includes  only open-end funds  registered in the U.S., and that  transactions and holdings in offshore funds are reportable.  In addition, equity securities issued by
     U.S.  Government  agencies,   authorities  or  instrumentalities   are  not
     considered "Excepted Securities."

     "Excepted Transactions" means transactions in the shares of the Lord Abbett
     Funds or other  mutual  funds for which Lord Abbett acts as the  investment adviser or  sub-adviser;  transactions  in debt  securities  issued by U.S.
     Government agencies, authorities or instrumentalities;  securities acquired through tender offers or spin-offs;  securities received due to a merger or acquisition;  the sale of 300  shares or less of a S&P 500  stock;  and any securities purchased through an automatic investment plan, such as Dividend
     Reinvestment  Programs  ("DRIPs")  and/or  Employee Stock  Ownership  Plans
     ("ESOPs").  Please note that any sales made from DRIPs and/or ESOPs require pre-approval as described in Section III of this Code.(3)

     "Outside  Directors  and  Trustees"  are directors and trustees who are not
     "interested  persons" as defined in the Investment  Company Act of 1940, as amended.

     "Security"  means any stock,  bond,  debenture or in general any instrument commonly  known as a security  and includes a warrant or right to subscribe to or purchase  any of the  foregoing  and also  includes the writing of an option on any of the foregoing.

     "Beneficial  Ownership"  is  interpreted  in the same manner as it would be under  Section  16 of the  Securities  Exchange  Act of 1934 and Rule 16a-1
     thereunder.  Accordingly,  "beneficial  owner"  includes any Covered Person
     who,   directly  or   indirectly,   through  any   contract,   arrangement,
     understanding,  relationship  or  otherwise,  has or  shares  a  direct  or indirect  pecuniary interest (i.e., the ability to share in profits derived from such security) in any equity security, including:

     (i)  securities held by a person's  immediate family sharing the same house
          (with certain exceptions);

     (ii) a general partner's interest in portfolio securities held by a general or limited partnership;

     (iii) a  person's   interest  in  securities  held  in  trust  as  trustee,
          beneficiary or settlor, as provided in Rule 16a-8(b); and

______________________________
(3)  Excepted  Transactions  do not require  prior  approval,  but all  Excepted
Transactions are subject to the reporting  requirements of Section IV and VI. No report,  however, is required with respect to transactions  effected pursuant to an  automatic  investment  plan,  such as  DRIPs  and  ESOPs,  except  that  any transaction that overrides the pre-set schedule or a pre-existing  allocation of the automatic  investment plan must be included in the next Personal  Securities
Transaction Reporting Form filed following that transaction.

     (iv) a person's  right to acquire  securities  through  options,  rights or other derivative securities.

     "Federal   Securities  Laws"  include  the  Securities  Act  of  1933,  the
     Securities  Exchange  Act of 1934,  the  Sarbanes-Oxley  Act of  2002,  the
     Investment Company Act of 1940, the Investment  Advisers Act of 1940, Title
     V of the Gramm-Leach Bliley Act, and any rules adopted by the SEC under any of those  statutes,  the Bank Secrecy Act as it applies to mutual funds and investment  advisers,  and any rules  adopted  thereunder by the SEC or the
     Department of the Treasury.  A brief summary of the  requirements  of those laws as they apply to mutual funds and  investment  advisers is attached to this Code as Exhibit 1.

     "Gender/Number"  whenever  the  masculine  gender is used in this Code,  it includes the feminine gender as well, and the singular  includes the plural and the  plural  includes  the  singular,  unless in each case the  context clearly indicates otherwise.

                                                                       Exhibit 1
                                                               To Code of Ethics

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The Code of Ethics  requires  that all  Covered  Persons  must  comply  with the
Federal Securities Laws. Brief summaries of these laws are set forth below.

I.   The Securities Act of 1933 ("1933 Act")

     The 1933 Act governs the public  offering of securities of mutual funds and other  issuers,  and  establishes  civil  liability for false or misleading activities during such offerings. This law was enacted "to provide full and fair  disclosure  of the character of  securities  sold in  interstate  and foreign  commerce"  and to  prevent  related  frauds.  Thus,  the  1933 Act requires mutual funds and other public issuers to register their securities with the SEC. This process requires disclosures to the SEC and investors of information  relating to the issuer, the securities and other matters.  The
     1933 Act provides a specific  civil  remedy for  purchasers  of  securities offered by a  materially  false or  misleading  registration  statement.  A registration  statement  is false or  misleading  if it contains "an untrue statement of material  fact or omit[s] to state a material fact required to be  stated  therein,  or  necessary  to make  the  statements  therein  not misleading."

II.  The Securities Exchange Act of 1934 ("1934 Act")

     The 1934 Act regulates  various  organizations  involved in the offer, sale and trading of securities. It regulates, among others,  broker-dealers such as Lord Abbett  Distributor.  The 1934 Act  accomplishes its goals in large part by requiring that these regulated  organizations register with the SEC and subjects them to regular reporting requirements and examinations by the
     SEC. The 1934 Act includes anti-fraud  provisions that make it unlawful for any person, among other actions, to directly or indirectly:  (1) employ any device,  scheme, or artifice to defraud; (2) make any untrue statement of a material  fact or to omit to state a material  fact  necessary  in order to make the  statements  made, in the light of the  circumstances  under which they were made,  not  misleading;  or (3) engage in any act,  practice,  or course of business  which  operates  or would  operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security.

III. The Investment Company Act of 1940 ("1940 Act")

     The 1940 Act regulates  mutual funds as well as their  investment  advisers and principal underwriters.  The 1940 Act was designed "to mitigate and, so far as is feasible,  to eliminate"  various abuses  involving mutual funds, including: (1) inadequate, inaccurate or unclear disclosure with respect to a mutual fund and its securities;  (2)  self-dealing  by insiders;  (3) the issuance  of  securities  with  inequitable  terms that fail to protect the privileges and preferences of outstanding security holders; (4) inequitable methods  of  control  and  irresponsible  management;  and (5)  unsound  or misleading  accounting  methods.  The 1940  Act  seeks  to  accomplish  the foregoing goals by, among other things:  (1) establishing  registration and reporting  requirements;  (2) prohibiting various affiliated  transactions;
     (3)  regulating  the  sale  and  redemption  of  mutual  fund  shares;  (4)
     establishing   special  corporate  governance  standards  relating  to  the composition  and  activities  of mutual fund boards of  directors;  and (5)
     providing the SEC with extensive inspection and enforcement powers.

IV.  The Investment Advisers Act of 1940 ("Advisers Act")

     The Advisers Act regulates investment  advisers.  Lord Abbett is registered as an investment adviser.  Among other matters,  the Advisers Act regulates the fee  arrangements  and certain  other  contract  terms of an investment advisory  agreement.  The Act also prohibits  advisers from engaging in any conduct that would defraud their clients.  Lord Abbett has a fiduciary duty to act in the best  interests of its clients.  The SEC has  construed  this fiduciary  duty  broadly  and  applies  the  Act's  anti-fraud  prohibition aggressively to protect clients.

V.   The Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act")

     The Sarbanes-Oxley  Act implemented new corporate  disclosure and financial reporting  requirements  by, among other actions,  creating a new oversight board for the  accounting  profession,  mandating  new  measures to promote auditor  independence,  adding new disclosure  requirements  for investment companies and other public companies,  and strengthening criminal penalties for  securities  fraud.  This  statute  was  adopted in direct  response to widespread corporate scandals at public corporations that manifested a lack of adequate internal controls and oversight.

VI.  The Gramm-Leach-Bliley Act (the "Act")

     In relevant part, the Act requires  financial  institutions  to comply with certain privacy  requirements  regarding personal  information  relating to their  customers.  The Act  requires  the SEC to  establish  for  financial institutions  (including  investment  companies,  investment  advisers  and broker-dealers) appropriate standards to protect customer information.  The
     Act and the SEC's privacy rules have three primary purposes: (1) to require financial  institutions to notify  consumers of their privacy  policies and
     practices;   (2)  to  describe  the  circumstances  under  which  financial
     institutions  may  disclose  non-public  personal   information   regarding
     customers to  unaffiliated  third parties;  and (3) to provide a method for customers to opt out of such  disclosures,  subject to certain  exceptions.
     Lord Abbett has  implemented  policies,  procedures and training to protect the integrity and privacy of its clients' information.

VII. The Bank Secrecy Act

     The USA  PATRIOT Act of 2001 (the  "Act")  amended the Bank  Secrecy Act to include  mutual  funds among the types of financial  institutions  that are required to establish anti-money  laundering  compliance programs.  The Act
     requires  all  such  institutions  to  develop  and  institute   anti-money
     laundering  programs  that, at a minimum:  (1) include  internal  policies, procedures,  and controls; (2) designate a compliance officer to administer and oversee the program; (3) provide for ongoing employee training; and (4)
     include an independent audit function to test the program.  The Lord Abbett
     Funds and Lord  Abbett have  adopted an  anti-money  laundering  compliance program designed to meet these requirements.